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                                                                   EXHIBIT 10.17

                                    FORM OF

                           GREENMOUNTAIN.COM COMPANY

                         1999 DIRECTOR STOCK AWARD PLAN

     GreenMountain.com Company, a Delaware corporation (the "Company"), hereby adopts the 1999 Director Stock Award Plan (the "Plan"), effective as of June _____, 1999.

     1.   Purpose.  The purpose of the Plan is to provide ownership of the
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Company's Common Stock to members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company, to provide competitive remuneration for Board service, and to strengthen the commonality of interest between directors and shareholders.

     2.   Definitions.  As used in the Plan:
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          (a) "Award" means an award of Common Stock granted under the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Committee" means the Special Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the
     Board pursuant to Paragraph 8, the Board.    All of the members of the
     Committee, which may not be less than two, are intended at all times to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3.

          (d) "Common Stock" means the Common Stock, $0.01 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 5.

          (e) "Fair Market Value" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (f) "Participant" means a director of the Company.

          (g) "Retainer Period" means each of the six-month periods beginning on January 1 and July 1 of each calendar year.

          (h) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended, as such Rule may be in effect from time to time.

     3.   Shares Available Under Plan.  Subject to adjustment as provided in
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Paragraph 5, the shares of Common Stock which may be awarded under the Plan will not exceed in the aggregate 150,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
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     4.   Awards.  As payment for service as a member of the Board during a
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Retainer Period, each Participant will receive an Award as follows:

          (a) As soon as practicable after the beginning of each Retainer Period, each Participant will be awarded shares of Common Stock with an aggregate Fair Market Value, determined as of the day immediately preceding the first day of the Retainer Period, equal to one-half of the cash amount of the Participant's annual retainer for service as a member of the Board. The cash amount of the annual retainer for all Participants will be determined by the Committee from time to time.

          (b) In the case of a Participant who is elected to the Board after the first day of a Retainer Period, the Participant will be awarded shares of Common Stock with an aggregate Fair Market Value, determined as of the day immediately preceding the effective date of the Participant's election to the Board, equal to a pro rata portion of the cash amount of the Participant's retainer for the Retainer Period. The pro rata portion of the cash amount of the Participant's retainer for the Retainer Period will be equal to one-half of the cash amount of the Participant's annual retainer for service as a member of the Board multiplied by a fraction, the numerator of which is equal to the number of days in the Retainer Period from and after the effective date of the Participant's election to the Board and the denominator of which is the total number of days in the Retainer Period.

          (c) Shares of Common Stock awarded to a Participant under the Plan will not be subject to forfeiture by the Participant. However, each Participant will enter into an agreement with the Company obligating the Participant to repay to the Company the unearned portion of the cash amount of the retainer for a Retainer Period in the event the Participant ceases to be a member of the Board prior to the last day of the Retainer Period for any reason other than death, disability or retirement from the Board at or after reaching age 65. Such agreement may contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     5.   Adjustments.  The Committee may make or provide for such adjustments
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in the maximum number of shares specified in Paragraph 3 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

     6.   Fractional Shares.  The Company will not be required to issue any
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fractional share of Common Stock pursuant to the Plan.  Any Award that would otherwise result in the issuance of a fractional share will be rounded up to the nearest whole share.

     7.   Withholding Taxes.  To the extent that the Company is required to
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withhold federal, state, local or foreign taxes in connection with any Award to a Participant, and the

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amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements in the discretion of the Committee may include relinquishment of a portion of Award.

     8.   Administration of the Plan.  (a)  Unless the administration of the
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Plan has been expressly assumed by the Board pursuant to a resolution of the
Board, the Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee. No Participant will take part in any decision of the Committee with respect to the Participant's individual Award under the Plan.

          (b) The interpretation and construction by the Committee of any provision of the Plan or of any agreement, notification or document with respect to an Award and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

     9.   Amendments, Etc.  (a) This Plan may be amended from time to time by
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the Board.

          (b) This Plan will not confer upon any Participant any right with respect to continuation of service as a member of the Board.

          (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

          (d) The Plan will be governed by the laws of the State of Delaware without regard to conflicts or choice of laws principles.


                                        GREENMOUNTAIN.COM COMPANY



                                        By:
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                                           Name:
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                                           Title:
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